Exhibit 99.1

**For Immediate Release**	For more information, contact: Joseph W. Kiley III, President and Chief Executive Officer Rich Jacobson, Executive Vice President and Chief Financial Officer (425) 255-4400

FIRST FINANCIAL NORTHWEST, INC.
ANNOUNCES APPOINTMENT OF RICHARD M. RICCOBONO AS A NEW DIRECTOR

RENTON, WASHINGTON – November 18, 2016 – First Financial Northwest, Inc. ("Company") (NASDAQ GS: FFNW), the holding company for First Financial Northwest Bank ("Bank"), announced today that Mr. Richard M. Riccobono has been appointed to the Boards of Directors of the Company and the Bank.  In addition, Mr. Riccobono has also been appointed to the Board of Directors of the Company's non-financial institution subsidiary, First Financial Diversified Corporation ("FFD").

The Company's Nominating and Corporate Governance Committee proposed, and the Board of Directors ratified and approved, the appointment of Mr. Riccobono to the Board of Directors.  The appointment of Mr. Riccobono to the Company's Board of Directors is effective November 17, 2016.

"We are pleased to welcome Mr. Riccobono to our Boards of Directors," said Joseph W. Kiley III, President and Chief Executive Officer.  "His expansive banking and regulatory background combined with his legal and accounting experience will be a great asset to the Company, the Bank, and FFD."

Mr. Riccobono has over 31 years of experience in the financial services industry and will bring a solid understanding of banking, regulatory, legislative, accounting, and legal expertise to the Board to support his contributions as a director.  Formerly President and Chief Executive Officer of the Federal Home Loan Bank of Seattle and the Deputy Director of the Office of Thrift Supervision, U.S. Department of the Treasury, he most recently served as the Director of Banks for the Washington State Department of Financial Institutions.  As the Director of Banks, Mr. Riccobono served under the current and former Governor of the State of Washington taking responsibility for the regulation of all Washington state-chartered banks and trust companies at the height of the financial crisis.  Mr. Riccobono began his career in public accounting with Touche, Ross and Company (now Deloitte Touche Tohmatsu Limited).  He currently serves as a director of the Pacific Coast Banking School and previously served on the boards of the Pentegra Defined Benefit Plan for Financial Institutions, White Plains, New York, and the Albers School of Business and Economics at Seattle University, Seattle, Washington.  Mr. Riccobono holds a Juris Doctorate degree from the Western New England School of Law in Springfield, Massachusetts, and a Bachelor's of Science degree from the State University of New York at Albany.  He is a member of the Georgia Bar Association, Texas Bar Association and is a Certified Public Accountant.

About the Company and the Bank

First Financial Northwest, Inc. is the parent company of First Financial Northwest Bank; a Washington State chartered commercial bank headquartered in Renton, Washington, serving the Puget Sound Region through its four full-service banking offices. We are a part of the ABA NASDAQ Community Bank Index and the Russell 3000 Index. For additional information about us, please visit our website at ffnwb.com and click on the "Investor Relations" link at the bottom of the page.

Forward Looking Statements:
This press release contains statements that the Company believes are "forward-looking statements." These statements relate to the Company's financial condition, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, and actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Factors that might cause such differences include, but are not limited to, those identified in our risk factors contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  Such forward-looking statements speak only as of the date of this release.  The Company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in the Company's expectations of results or any change in events.